SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


Current Report


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    October 16, 1998


CATERPILLAR INC.
(Exact name of registrant as specified in its charter)


Delaware
(State or other jurisdiction of incorporation)


1-768
(Commission File Number)


37-0602744
(IRS Employer I.D. No.)


100 NE Adams Street, Peoria, Illinois
(Address of principal executive offices)


61629
(Zip Code)


Registrant's telephone number, including area code:  (309) 675-1000


Item 5.  Other Events


SAFE HARBOR STATEMENT UNDER THE SECURITIES LITIGATION
REFORM ACT OF 1995

The information included in the "Economic and Industry Outlook" and "Company Outlook" sections of the Company's Third Quarter Financial Release dated October 16, 1998 is forward looking and involves uncertainties that could significantly impact expected results. These uncertainties include factors that affect all international businesses, as well as matters specific to the Company and the markets it serves.

Turmoil in World Financial Markets
----------------------------------
Turmoil in world financial markets over the past month has made forecasting particularly difficult. Business confidence plays an important role in the purchase decision and recent events in financial markets, including difficulties experienced by hedge funds, have increased uncertainty and reduced confidence. The chairman of the Federal Reserve, Alan Greenspan, also recently noted the worldwide flight to liquidity and increased aversion to risk which, in the first instance have significantly reduced the flow of credit to emerging markets, and in the second instance have contributed to signs of an emerging credit crunch in certain segments of the U.S. credit markets. If a credit crunch were to develop, funding for projects would be more difficult to obtain and could negatively impact projects worldwide and the U.S. non-residential construction market in particular. The current outlook assumes that financial turmoil subsides over the next few months but that business confidence will be impacted to some degree and that non-residential construction in particular will be negatively impacted.

Events in Asia, Latin America and Russia
----------------------------------------
Unforeseen events in Asia or Latin America could impact sales. Our current assessment calls for continued deep recession in Japan, Korea, Thailand, Indonesia, Malaysia, and Hong Kong and recession or weak growth in many other Southeast Asian developing countries.
In Latin America, economies have slowed noticeably due to high interest rates but the region as a whole is expected to avoid recession.
This assessment presumes the two regions' currencies and stock markets stabilize over the next several months and that the impact of these events is limited outside the two regions to slower economic growth in the U.S. and Canada and to lower world commodity prices.
If the region's currencies and/or stock markets fail to stabilize, if China, Hong Kong, or Brazil were to devalue, or if Japan were to experience a financial collapse, then the impact on world growth and industry demand would be more severe which could result in lower company sales. Company sales also could be negatively impacted by a greater than anticipated flow of new and used equipment from weak Asian markets to the rest of the world which could exert pressure on both price realization and share of industry sales.

Recent events also highlight the risks in Russia which has slipped back into severe recession. Political and economic instability is very high and a further deterioration could impact worldwide stock or currency markets, which in turn could weaken Company sales.

Monetary and Fiscal Policies
----------------------------
For most companies operating in a global economy, monetary and fiscal policies implemented in the U.S. and abroad could have a significant impact on economic growth, and, accordingly, demand for a product. For example, if the Federal Reserve fails to cut interest rates quickly enough in response to a significant decline in world stock markets, the U.S. economy could slow and negatively impact demand for the Company's products. In general, high interest rates, reductions in government spending, higher taxes, significant currency devaluations, and uncertainty over key policies are some factors likely to lead to slower economic growth and lower industry demand. The current outlook is for slower U.S. growth in 1999 and not recession. If, for whatever reason, the U.S. were to enter a recession then demand for Company products would fall in the U.S. and Canada and would also be lower throughout the rest of the world.

Political Factors
-----------------
Political factors in the U.S. and abroad also have a major impact on global companies. The Company is one of the largest U.S. exporters as a percentage of sales. International trade and fiscal policies implemented in the U.S. this year could impact the Company's ability to expand its business abroad. U.S. foreign relations with certain countries and any related restrictions imposed could also have a significant impact on foreign sales. In addition, political instability in regions such as the CIS make potential economic growth difficult to predict for those countries.

Currency Fluctuations
---------------------
Currency fluctuations are also a significant unknown for global companies.
If the U.S. dollar strengthens against foreign currencies, the Company's ability to realize price increases on sales could be negatively impacted. Most of the Company's key competitors have their principal manufacturing operations based in Japan or European countries. The majority of our manufacturing assets are in the United States. Consequently, should an overvalued dollar persist, our costs compared with these competitors would be relatively higher. As a major net exporter from the United States, the persistence of an overvalued dollar, over time, could have an unfavorable impact on our global competitive position.

Dealer Practices
----------------
In addition to these factors, there are uncertainties related to the Company's industry and specific operations. A major factor contributing to the Company's success is its dealer distribution network. Dealer practices, such as changes in inventory levels for both new and rental equipment, are not within the Company's control (primarily because these practices depend upon the dealer's assessment of anticipated sales) and may have a significant positive or negative impact on our results.

Other Factors
-------------
The rate of infrastructure spending, housing starts, commercial construction and mining also play a significant role in the Company's results. Our products are an integral component of these activities and as these activities increase or decrease in the U.S. or abroad, demand for our products may be significantly impacted.

The Company operates in a highly competitive environment and our outlook depends on a forecast of the Company's percentage of industry sales. A reduction in that percentage could result from pricing or product strategies pursued by competitors, unanticipated product or manufacturing difficulties, a failure to price the product competitively, or an unexpected buildup in competitors' new machine or dealer owned rental fleets.

This discussion of uncertainties is by no means exhaustive but is designed to highlight important factors that may impact our outlook. Obvious factors such as general economic conditions throughout the world do not warrant further discussion but are noted to further emphasize the myriad of contingencies that may cause the Company's actual results to differ from those currently anticipated.







SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          CATERPILLAR INC.



                                       By:  /s/ R. Rennie Atterbury III
                                               R. Rennie Atterbury III
                                                   Vice President


Date:  October 16, 1998